EXHIBIT 99.1



                                CERTIFICATE
                                     OF
                          TRANSFER AND ASSIGNMENT
                                     OF
                           NEW YORK APPOINTMENTS

THIS CERTIFICATE OF TRANSFER AND ASSIGNMENT OF NEW YORK APPOINTMENTS PURSUANT TO SECTION 604-a OF THE NEW YORK BANKING LAW (this "CERTIFICATE") is being executed as of December 15, 1995 by the undersigned on behalf of FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national association ("First Trust").

                                 WITNESSETH
                                 ----------

          WHEREAS, First Trust and BankAmerica National Trust Company, a national association ("BANTCO"), each of which is a banking institution located in New York, have entered into that certain Instrument of Transfer and Assignment (the "Transfer and Assignment"), dated as of the date hereof, which is attached as Attachment I and pursuant to which the New
                             ------------
York Appointments (as defined in Attachment I) of BANTCO are being
                                 ------------
transferred to First Trust;

          WHEREAS, First Trust and BANTCO understand and agree that the New York Appointments constitute substantially all of BANTCO's assets within the meaning Section 604-a of the New York Banking Law ("Section 604-a");

          WHEREAS, BANTCO conducts its trust, agency and escrow services pursuant to authority granted by appropriate bank regulatory authorities, and holds the New York Appointments;

          WHEREAS, First Trust wishes to succeed BANTCO with respect to the New York Appointments in the manner authorized by Section 604-a and is qualified to so succeed BANTCO under applicable New York and federal law and regulations;

          WHEREAS, BANTCO does not have any deposit liabilities, and, accordingly, there are no such liabilities for First Trust to assume.

          NOW THEREFORE, the undersigned does certify as follows:

          1.   I, Dennis J. Calabrese, am President of First Trust.

          2.   First Trust has, in accordance with the provisions of
               Section 604-a of the New York Banking Law and the Transfer and Assignment, assumed all fiduciary relationships of BANTCO identified in Exhibit A of Attachment I.
                             ---------    ------------



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



                                        FIRST TRUST OF NEW YORK,
                                        NATIONAL ASSOCIATION



                                        By /s/ Dennis J. Calabrese
                                           ---------------------------------
     [SEAL]                                 Dennis J. Calabrese
                                            President



     I do hereby approve the attached Certificate of Transfer and Assignment of New York Appointments made by and on behalf of First Trust of New York, National Association and authorize the filing of such Certificate with the New York State Banking Department as of December 15, 1995.


                                        /s/
                                        ------------------------------------
                                        Deputy Superintendent of Banks
                                        NEW YORK STATE BANKING
                                        DEPARTMENT



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